PART II AND III

Explanatory Note

Sugarfina Corporation has prepared this Form 1-A/A POS solely for the purpose of filing Exhibit 13.

PART III

INDEX TO EXHIBITS

1.1 Posting Agreement with StartEngine Primary LLC dated July 23, 2021*

1.2 Participating Dealer Agreement dated July 22, 2021*

2.1 Certificate of Conversion and Certificate of Incorporation*

2.2 Bylaws*

2.3 Certificate of Correction to the Certificate of Incorporation of Sugarfina Corporation*

2.4 Amendment No. 1 to the Amended and Restated Limited Liability Company Agreement of Sugarfina Holdings LLC*

2.5 Conformed Certificate of Incorporation of Sugarfina Corporation*

3.1 Exchange Agreement*

4.1 Form of Subscription Agreement*

6.1 Promissory Note*

6.2 Security Agreement*

6.3 Employment Agreement of Scott LaPorta*

6.4 Services Agreement between Sugarfina, Inc. and Loginam, LLC*

6.5 Sugarfina Corporation 2020 Equity Incentive Plan*

6.6 Option Award Agreement Pursuant to the Sugarfina Corporation 2020 Equity Incentive Plan*

6.7 First Amendment to Services Agreement*

7.1 Asset Purchase Agreement by and among Sugarfina, Inc. and its subsidiaries and Sugarfina Acquisition Corp.*

8.1 Prime Trust, LLC Escrow Agreement*

11 Auditor Consent*

12 Validity Opinion*

13 “Test the Waters” materials

* Previously filed

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, Nevada, on December 23, 2021.

Sugarfina Corporation

By:	/s/ Scott LaPorta
Scott LaPorta, Chief Executive Officer
Date: December 23, 2021

This Offering Statement has been signed below by the following persons in the capacities and on the dates indicated.

By:	/s/ Scott LaPorta
Chief Executive Officer, Chief Financial Officer and Director
Date: December 23, 2021

By:	/s/ Brian Garrett
Brian Garrett, Vice President of Finance and IT
Date: December 23, 2021

By:	/s/ Paul L. Kessler
Paul L. Kessler, Director
Date: December 23, 2021

By:	/s/ Diana Derycz-Kessler
Diana Derycz-Kessler, Director
Date: December 23, 2021